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                                                                   EXHIBIT 10.10

                         INDIANA RETURNED FACILITY NOTE

$3,000,000                                                   Ann Arbor, Michigan
                                                Effective As Of January 31, 1999

         1. Promise to Pay. The undersigned, BRITWILL INDIANA PARTNERSHIP, an Arizona general partnership, having its principal office at 15300 North 90th Street, Suite 100, Scottsdale, Arizona 85260 (hereinafter, "Borrower"), promises to pay to OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, at its principal office at 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108 (hereinafter "Lender"), or at such other place as Lender may designate in writing, or to order, in lawful money of the United States of America, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), or such lesser sum as is indicated on Lender's records, with interest thereon as provided in
Section 3 hereof and all other amounts which may become owing hereunder.

         2. Definitions. Capitalized terms used but not otherwise defined in this Indiana Returned Facility Note (the "Note") shall have the meaning set forth in the Debtor's First Amended Joint Plan of Reorganization dated October 15, 1998, as amended, entered in the United States Bankruptcy Court for the District of Arizona in the matters of In Re: Unison HealthCare Corporation (Case Nos. B-98-06583-PHX-GBN through B-98-06612 PHX-GBN) and In Re: BritWill Investments-I, Inc. (Case Nos. B-98-0173-PHX-GBN through B-98-1075-PHX-GBN) ("Plan") and confirmed effective January 31, 1999. For all purposes of this Note except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable, and (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Section or other subsection:

                  Accrual Rate: An annual rate of interest of seven percent (7%) per year.

                  Affiliate: As defined in the New Omega Master Lease.

                  Default Interest Rate: The interest rate that is three hundred
(300) basis points above the Accrual Rate.

                  Event of Default: The occurrence of any of the following shall constitute an Event of Default: (i) Borrower fails to pay when due, whether by acceleration or otherwise, any amount payable under this Note; or (ii) an Event of Default under the Omega New Master Lease.
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                  Indiana Returned Facility Note Guarantee: The Indiana Returned
Facility Note Guarantee dated as of January 31, 1999.

                  Indiana Returned Facility Guarantors: RainTree Healthcare Corporation (formally known as Unison HealthCare Corporation), a Delaware corporation, and BritWill HealthCare Company, a Delaware corporation.

                  LBO Transaction: Any transaction or series of related transactions whereby, directly or indirectly, the acquisition of a majority or controlling equity interest in RainTree (or any successor to RainTree by merger, consolidation or otherwise) is, to any material degree, financed by indebtedness which is the obligation of (or is secured by any property of) RainTree or any such successor or any subsidiary of RainTree.

                  Maturity Date: The earlier of: (a) January 31, 2006, (b) the date on which the Lender duly exercises its acceleration right under Section 9 hereof, or (c) the effective date of any LBO Transaction. Notwithstanding the foregoing, clause (c) shall not be the Maturity Date (x) unless the Senior Notes are fully paid either prior to the LBO Transaction or out of the proceeds thereof and (y) if the BritWill Acquisition Promissory Notes (which are entered into pursuant to the Plan) in the aggregate principal amount of $1,530,000, are not paid out of the proceeds of an LBO Transaction and are paid pursuant to the Scheduled Maturity Date (as defined in the BritWill Acquisition Promissory Notes).

                  Omega Indiana Leasehold Mortgage: The Amended and Restated Omega Indiana Leasehold Mortgage dated as of February 2, 1999.

                  Omega Indiana Leasehold Security Agreement: The First Amendment to Security Agreement dated as of February 2, 1999.

                  Omega New Master Lease: The Master Lease entered into between Borrower and certain companies affiliated with Borrower as Lessees and Lender as Lessor, dated December 31, 1998 as amended by the First Amendment to Omega New Master Lease dated as of February 1, 1999 and the Second Amendment to Omega New Master Lease dated as of February 2, 1999, as the same may be further amended from time to time.

                  Payment Date: Any due date for the payment of the installments of principal and interest or any other sums payable under this Note, which occurs on a Business Day.

                  Pledge Agreements: The Pledge Agreements dated as of February 2, 1999 between Lender and BritWill HealthCare Company with respect to the stock of BritWill

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Investments-I, Inc. and BritWill Investments-II, Inc., and the Pledge Agreement
dated as of February 2, 1999 between Lender and BritWill Investments-I, Inc. with respect to the stock of Cedar Care, Inc. and Sherwood HealthCare Corporation.

                  RainTree: RainTree Healthcare Corporation, a Delaware corporation, formerly known as Unison Healthcare Corporation.

                  Security Agreement: The Amended and Restated Security Agreement dated as of February 2, 1999 between Lender and the Lessees under the Omega New Master Lease.

                  Security Deposit Agreement: The Security Deposit Agreement to be entered into between Lender and the entities which are the Lessees under the Omega New Master Lease.

                  Sharing Agreement: The Sharing Agreement of even date herewith between Lender and Debtors, as defined in the Plan, a copy of which is attached hereto as EXHIBIT A.

         3.       Payments of Interest and Principal.

                  3.1 Accrual of Interest. Interest shall accrue on the principal amount of this Note at the Accrual Rate calculated on the basis of a 360-day year for the actual number of days elapsed, until the Maturity Date.

                  3.2 Payment of Principal and Interest. Subject to Section 14 hereof, principal and accrued interest shall be paid to Lender as follows: (a) Accrued interest only shall be payable on March 31, 1999;
         (b) commencing June 30, 1999, the balance of principal and interest shall be paid in twenty-seven (27) successive quarterly installments of ONE HUNDRED FORTY THOUSAND THREE HUNDRED EIGHTY-FIVE AND 48/100
         DOLLARS ($140,385.48) each, or more, on or before the last day of each calendar quarter.

                  3.3 Default Interest. Notwithstanding anything to the contrary contained in this Note, if an Event of Default occurs, interest shall be due and payable on the outstanding principal balance from the date of such occurrence until the Event of Default is fully cured at the Default Interest Rate.

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         4. Method of Payment. All payments to be paid by Borrower to Lender under this Note shall be paid by wire transfer to such account or accounts as may be designated by Lender in writing.

         5. Usury Not To Be Collected. In no event shall the interest rate in effect from time to time under this Note exceed the highest rate allowed by law. If Lender shall reasonably determine that the interest rate under this Note has been adjudicated to be usurious or is otherwise limited by statute, interest in excess of the applicable legal rate paid or collected by Lender, shall be deemed to have been automatically and immediately credited by Lender to the principal balance under this Note and shall not be charged to interest, it being the intention of Lender that no interest in excess of the legal rate shall be taken or received.

         6. Payment on Maturity Date. The entire unpaid principal balance hereof not yet paid, together with all accrued and unpaid interest under Section 3, and any other amounts owing to Lender under this Note, shall be due and payable on the Maturity Date.

         7. Payments to be Made Without Regard to Setoffs and Counterclaims. All payments by Borrower shall be paid in full without setoff or counterclaim and without reduction for and free from any and all taxes, levies, imposts, duties, fees, charges, deductions or withholdings of any type or nature imposed by any government or any political subdivision or taxing authority thereof.

         8. Prepayment. The amount then owing under this Note, including without limitation all accrued and unpaid interest under Section 3 hereof, may be paid in full or in part at any time without premium or penalty.

         9. Acceleration Upon Event of Default. Upon the occurrence of any Event of Default hereunder, the entire principal balance owing under this Note together with all accrued and unpaid interest, and any other amounts owing under this Note and any other Loan Document, at Lender's option, will become immediately due and payable, all without formal demand, presentment or notice of any kind, all of which are expressly waived.

         Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Lender's acceptance of any such partial payment shall not constitute a waiver of Lender's right to receive the entire amount due. Upon any Event of Default, neither the failure of the Lender to promptly exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall

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constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.

         10. Application of Payments; Partial Payments. Unless an Event of Default has occurred and not been fully cured, all payments received by Lender hereunder shall be applied first against interest which has accrued and not been paid under Section 3.2 and then to principal, with the balance applied against any other amounts which may be owing to Lender hereunder. Following the occurrence of an Event of Default, and until such Event of Default is fully cured, Lender may apply any payment that it receives, whether directly from Borrower or as a consequence of realizing upon any security which it holds, in its sole and absolute discretion, to any amount owing to it under this Note.

         11. Security for Note. This Note is secured by: (i) the Security Agreement, (ii) the Pledge Agreements, (iii) the Omega Indiana Leasehold Mortgage, (iv) the Omega Indiana Leasehold Security Agreement, and (v) the Security Deposit made by the entities which are the Lessees under the Omega New Master Lease as set forth in the Security Deposit Agreement.

         12. Choice of Law; Venue; Jurisdiction. This Note shall be deemed to have been made and delivered by Borrower to Lender at Lender's principal place of business in Ann Arbor, Michigan, and shall be deemed to have been made thereat. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statues, laws and decisions of the State of Michigan. Borrower, in order to induce Lender to accept this Note and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Note shall be litigated, in Lender's sole discretion and at Lender's sole election, only in courts having a situs within the County of Washtenaw, State of Michigan. For the purposes of the foregoing, Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within the County of Washtenaw, State of Michigan. Borrower hereby waives any right Borrower may have to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph.

         13.      Miscellaneous Provisions.

         13.1 This Note may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by both Borrower and Lender.

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         13.2 Notices and other communications hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid) or delivered by national overnight delivery service such as Federal Express or D.H.L., or sent by facsimile transmission addressed to the respective parties, as follows:

                  (i)      if to Borrower:

                           BritWill Indiana Partnership
                           13300 North 90th Street
                           Suite 100
                           Scottsdale, Arizona 85260
                           ATTN: Michael A. Jeffries
                           Tel:     (602) 607-4000
                           Fax:     (602) 607-4014

                           with a copy to:
                           ATTN: Nir E. Margalit
                           Tel:     (602) 607-4000
                           Fax:     (602) 607-4114

                  (ii)     if to Lender:

                           Omega Healthcare Investors, Inc.
                           900 Victors Way
                           Suite 350
                           Ann Arbor,  MI  48108
                           ATTN:  Essel W. Bailey, Jr.
                           Tel: (734) 747-9890
                           Fax: (734) 996-0020

                           with a copy to:

                           Dykema Gossett PLLC
                           1377 North Woodward Avenue
                           Bloomfield Hills, Michigan 48304-2820
                           ATTN: Fred J. Fechheimer
                           Tel: (248) 203-0743
                           Fax: (248) 203-0763

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or to such other address as a party may by notice hereafter designate in writing. All notices required or permitted to be given hereunder shall be given and deemed effective as provided in the Omega New Master Lease.

         13.3 Nothing contained in this Note shall be deemed or construed as creating a partnership or joint venture between Borrower and Lender or between Lender and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of Borrower or any other person.

         13.4 Borrower hereby waives presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of Borrower hereunder, Lender may extend the time for payment of any amount due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note without in any other way affecting the liability and obligation of Borrower.

         13.5 Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         13.6 Headings at the beginning of each numbered Section of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

         13.7 Borrower, and any other person who may be liable hereunder in any capacity, agree(s) to pay all costs of collection, including reasonable attorney fees, in case the principal of this Note or any payment of interest thereon is not paid as it becomes due, or in case it becomes necessary to protect the security for this Note, whether suit is brought or not.

         14. Sharing Agreement. This Promissory Note is subject to the terms and conditions of the Sharing Agreement. In accordance therewith, if principal payments under this Note are deferred pursuant to the Sharing Agreement, such deferral shall not constitute an Event of Default hereunder.


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         IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.

                                        BORROWER:

                                        BRITWILL INDIANA PARTNERSHIP,
                                        AN ARIZONA GENERAL PARTNERSHIP
                                        By: BritWill Investments-I, Inc.,
                                        a Delaware corporation
                                        Its: General Partner

                                        By:        ________________________
                                        Name:      ________________________
                                        Its:       President

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                                    EXHIBIT A


                                [TO BE ATTACHED]

                                   Exhibit A